Exhibit 99.1

Statement Under Oath of Alan L. Boeckmann, Principal Executive Officer of Fluor Corporation,
Regarding Facts and Circumstances Relating to Exchange Act Filings.

I, Alan L. Boeckmann state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports (as defined below) of Fluor Corporation, and, except as corrected or supplemented in a subsequent covered report:

•
No covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in case of a report on Form 8-K or definitive proxy materials, as of the date it was filed); and

•
No covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in case of a report on Form 8-K or definitive proxy materials, as of the date it was filed).

(2)	I have reviewed the contents of this statement with Fluor Corporation’s Audit Committee.

(3)	In this statement under oath, each of the following, if filed on or before the date of this statement is a “covered report”:

•	Annual Report of Form 10-K for the fiscal year ended December 31, 2001 of Fluor Corporation;

•	All reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Fluor Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above: and

•	Any amendments to the foregoing.

Dated: August 14, 2002

/s/ Alan L. Boeckmann
Name: Alan L. Boeckmann
Title: Chief Executive Officer

Subscribed and sworn to before me
this 14th day of August, 2002

Notary Public